                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2003, included in the Registration Statement (Form S-4) and related Prospectus of Northwest Pipeline Corporation for the registration of $175,000,000 Senior Notes due 2010 and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the financial statements of Northwest Pipeline Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young LLP

Houston, Texas
April 9, 2003